Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63880) of Monro Muffler Brake, Inc. of our report dated September 27, 2012 relating to the financial statements and supplemental schedule of Monro Muffler Brake, Inc. Profit Sharing Plan, which appears in this Annual Report on the Form 11-K of the Monro Muffler Brake, Inc. Profit Sharing Plan for the year ended March 31, 2012.

/s/ Freed Maxick, CPAs, PC
(Formerly known as Freed Maxick & Battaglia, CPAs, PC)

Buffalo, New York September 27, 2012